Graphite Bio Announces Process to Explore Strategic Alternatives and Corporate Restructuring

SOUTH SAN FRANCISCO, Calif., February 22, 2023 – Graphite Bio, Inc. (Nasdaq: GRPH) today announced that it has completed a review of its business, including the status of its programs, resources and capabilities. The company has decided to discontinue further development of nulabeglogene autogedtemcel (nula-cel) for sickle cell disease and to initiate a process to explore a range of strategic alternatives.

“We believe that gene correction is the optimal way to treat sickle cell and many other genetic diseases. However, after an extensive assessment of the nula-cel program, we made the difficult decision to discontinue nula-cel development based on the time and resources needed to resume the CEDAR study and the evolving treatment landscape for sickle cell disease,” said Josh Lehrer, M.D., M. Phil., chief executive officer of Graphite Bio. “We remain deeply grateful to the patients, investigators and study staff for their participation in CEDAR, to the sickle cell community for their partnership and to our entire Graphite Bio team for their commitment and dedication to our company.”

Graphite Bio is exploring the potential to continue nula-cel development externally. The company intends to continue research activities associated with its early-stage non-genotoxic conditioning program, with the goal of advancing toward potential development candidate(s).

In addition, Graphite Bio’s Board of Directors has approved a corporate restructuring that would reduce the company’s workforce by approximately 50%, among other actions to reduce cash burn while the company explores strategic alternatives. As of December 31, 2022, the company had a preliminary unaudited amount of approximately $283.5 million in cash, cash equivalents and investments in marketable securities.

More information about Graphite Bio is available at www.graphitebio.com.

Forward-Looking Statements

Statements we make in this press release may include statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements. Any such statements in this press release that are not statements of historical fact, including statements regarding our plans to explore strategic alternatives, our ability to complete a transaction on acceptable terms, or at all, in connection with our pursuit of strategic alternatives, our plans to continue research activities associated with our early-stage non-genotoxic conditioning program, our ability to advance this program toward potential candidate(s), our implementation of our corporate restructuring and workforce reduction and the timing and scope of these events, and our anticipated cash runway, may be deemed to be forward-looking statements. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act and are making this statement for purposes of complying with those safe harbor provisions.

Any forward-looking statements in this press release are based on Graphite Bio’s current views about our plans, intentions, expectations, strategies and prospects only as of the date of this release and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements, including risks associated with volatility and uncertainty in the capital markets for biotechnology companies; availability of suitable third parties with which to conduct contemplated strategic transactions; whether we will be able to pursue a strategic transaction, or whether any transaction, if pursued, will be completed on attractive terms; whether our efforts to advance our non-genotoxic conditioning program will be successful; and whether our cash resources will be sufficient to fund our foreseeable and unforeseeable operating expenses and capital expenditure requirements. These risks concerning Graphite Bio’s programs and operations are described in additional detail in our periodic filings with the SEC, including our most recently filed periodic report, and subsequent filings thereafter. Graphite Bio explicitly disclaims any obligation to update any forward-looking statements except to the extent required by law.

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Investors and Media:

Stephanie Yao

VP, Communications and Investor Relations

650-502-2931

syao@graphitebio.com